                                  EXHIBIT 11

                   ACT MANUFACTURING, INC. AND SUBSIDIARIES

                  Computation of Net Income Per Common Share

                   THREE MONTHS ENDED JUNE 30, 2000 AND 1999
                     (in thousands, except per share data)
                                  (unaudited)

                                                                                          Three Months Ended June 30,
                                                                                         ---------------------------

                                                                                             2000            1999
                                                                                             ----            ----
BASIC NET INCOME PER COMMON SHARE:
   Net income as reported.......................................................            $ 7,028         $ 1,028
   Weighted average number of common shares outstanding:
      Common stock..............................................................             16,716          12,931
                                                                                            -------         -------

      Basic net income per common share.........................................            $  0.42         $  0.08
                                                                                            =======         =======

DILUTED NET INCOME PER COMMON SHARE:
   Net income as reported.......................................................            $ 7,028         $ 1,028
   Weighted average number of shares outstanding:
      Common stock..............................................................             16,716          12,931
      Effect of stock options...................................................              1,029             388
                                                                                            -------         -------

         Total..................................................................             17,745          13,319
                                                                                            -------         -------

      Diluted net income per common share.......................................            $  0.40         $  0.08
                                                                                            =======         =======

                    SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                     (in thousands except per share data)
                                  (unaudited)


                                                                                          Six Months Ended June 30,
                                                                                          ------------------------
                                                                                           2000              1999
                                                                                           ----              ----
BASIC NET INCOME PER COMMON SHARE:
   Net income as reported.......................................................            $13,178         $ 2,878
   Weighted average number of common shares outstanding:
      Common stock..............................................................             16,631          12,898
                                                                                            -------         -------

      Basic net income per common share.........................................            $  0.79         $  0.22
                                                                                            =======         =======

DILUTED NET INCOME PER COMMON SHARE:
   Net income as reported.......................................................            $13,178         $ 2,878
   Weighted average number of shares outstanding:
      Common stock..............................................................             16,631          12,898
      Effect of stock options...................................................              1,124             427
                                                                                            -------         -------

         Total..................................................................             17,755          13,325
                                                                                            -------         -------

      Diluted net income per common share.......................................            $  0.74         $  0.22
                                                                                            =======         =======